CONSULTING AGREEMENT

     THIS AGREEMENT IS ENTERED INTO THIS 23RD day of May, 2000, by and between Lexon, Inc. (LXXN) and Goodbody International, Inc. (GBI). The term of said Agreement shall be for thirty-six (36) months.

     GBI will begin working immediately to get the LXXN story out to Wall Street and the Investment community, and will be available for consulting and guidance on any matters relating to investor relations, financial relations, stock enhancement and public relations and to CEO responsibilities, including any financing mergers, acquisitions, contract negotiations and the possible sale of the Company. GBI will package and get the LXXN story out to its database of Investors and will follow up with telephone calls.

     LXXN agrees to run an ad in Research Magazine (cost $10,500) before the end of the year 2002. GBI will follow up with stockbrokers responding to the Research Magazine ad.

     GBI agrees to perform these services for no cash fee except $500.00 per month to cover phone, fax, shipping and other expenses. GBI will be issued a 5 year warrant to purchase 500,000 shares of LXXN common stock exercisable at the closing bid price on 5/10/00 ($1.625). The warrant shall have cashless exercise provision, reset provision and piggyback registration after ten (10) months. The holder may exercise the warrant in a cashless exercise transaction, if and only if, on the Date of Exercise, there is not then in effect a current registration statement that covers the resale of the shares of common stock to be issued upon exercise of said warrant. GBI will purchase 250,000 LXXN restricted shares with at $0.001 (par value) per share, with piggyback registration after ten (10) months.

The parties agreeing to said terms are:

LEXON, INC.                                 GOODBODY INTERNATIONAL, INC.

BY:___/ GIFFORD M. MABIE /_____________     BY:______/ JOSEPH H. HALE /_________

TITLE:__PRESIDENT______________________     TITLE:_______CEO____________________

DATE:___5/23/00____ ___________________     DATE:____5/23/00____________________



                                          SB-2 Sequential Page Number 103 of 104